Exhibit 99.1

Savient Pharmaceuticals Reports First Quarter 2013 Financial Results

BRIDGEWATER, N.J., May 15, 2013 /PRNewswire/ — Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today reported financial results for the three months ended March 31, 2013. Net sales of KRYSTEXXA® (pegloticase) were $4.4 million for the first quarter of 2013, a 6% decrease from the fourth quarter of 2012 and a 43% increase over the first quarter of 2012. For the three-month period ended March 31, 2013, the Company had a net loss of $24.4 million or $0.34 per share, on total revenues of $4.7 million, compared with a net loss of $34.2 million or $0.49 per share, on total revenues of $3.5 million during the same period in 2012. Savient ended the quarter with approximately $68.8 million in cash and short-term investments as compared to $96.3 million in cash and short-term investments as of the prior quarter.

Financial Results of Operations for the Three Months Ended March 31, 2013

Net revenues of the Company increased $1.2 million, or 33%, to $4.7 million for the three-month period ended March 31, 2013, from $3.5 million for the three-month period ended March 31, 2012, primarily driven by the impact of our price increases on KRYSTEXXA. Since the beginning of 2012, we have increased the selling price of KRYSTEXXA by 67% to $3,850 per vial, effective January 16, 2013.

Cost of goods sold increased $1.9 million, or 106%, to $3.6 million for the three-month period ended March 31, 2013, from $1.7 million for the three-month period ended March 31, 2012. The increase is primarily due to a $2.1 million charge to reserve for KRYSTEXXA finished goods and raw material inventory.

Research and development expenses decreased $1.1 million, or 15%, to $6.1 million for the three-month period ended March 31, 2013, from $7.2 million for the three-month period ended March 31, 2012. The decrease is primarily due to lower expenses related to the timing of our U.S. post marketing commitments for KRYSTEXXA coupled with lower compensation costs due to reduced headcount, resulting from our July 2012 reorganization plan.

Selling, general and administrative expenses decreased $9.1 million, or 38%, to $15.2 million for the three-month period ended March 31, 2013, from $24.3 million for the three-month period ended March 31, 2012. The decrease in expense is primarily due to lower marketing, promotion and compensation costs resulting from our July 2012 reorganization plan.

Interest expense on our debt increased $2.5 million, or 55%, to $7.1 million for the three-month period ended March 31, 2013, from $4.6 million for the three-month period ended March 31, 2012, as a result of additional interest due on our 2019 Notes, which were issued on May 9, 2012. Interest expense for the three-month period ended March 31, 2013, primarily reflects $2.7 million of cash interest expense and $4.4 million of non-cash interest expense.

Other income, net of $0.5 million for the three-month period ended March 31, 2013, reflects a non-cash gain of $0.7 million related to the mark-to-market valuation adjustment of our warrant liability.

For the three-month period ended March 31, 2013, we recognized a $2.2 million state income tax benefit as a result of proceeds from the sale of $2.4 million of New Jersey net operating losses through the Technology Business Certificate Transfer Program, sponsored by the New Jersey Economic Development Authority.

For additional information relating to the Company, refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other filings made with the Securities and Exchange Commission.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA® (pegloticase) for the treatment of chronic gout in adult patients who do not respond to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”) and Mountain View Pharmaceuticals, Inc. (“MVP”). Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. In the U.S., Savient also supplies Oxandrin® (oxandrolone tablets, USP) CIII and co-promotes Kineret® (anakinra) with Swedish Orphan Biovitrum AB (Sobi). For more information, please visit the Company’s website at www.savient.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that are not statements of historical fact should be considered forward-looking statements. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties. For a discussion of some of the risks and important factors that we believe could cause actual results or events to differ from the forward-looking statements that we make, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Any forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SVNT-I

(Tables to Follow)

SAVIENT PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$36,141	$50,332
Short-term investments	32,648	45,949
Accounts receivable, net	3,824	4,341
Inventories, net	2,381	4,325
Prepaid expenses and other current assets	5,510	4,367

Total current assets	80,504	109,314

Property and equipment, net	1,916	2,050
Deferred financing costs, net	4,740	4,969
Restricted cash and other assets	2,898	2,873

Total assets	$90,058	$119,206

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$2,509	$3,435
Deferred revenues	299	580
Warrant liability	2,190	2,935
Accrued interest	2,978	3,150
Other current liabilities	14,115	21,516

Total current liabilities	22,091	31,616

Convertible notes, net of discount of $24,383 at March 31, 2013 and $25,354 at December 31, 2012	98,058	97,087
Senior secured notes, net of discount of $41,955 at March 31, 2013 and $45,114 at December 31, 2012	128,986	125,827
Other liabilities	2,908	2,973
Stockholders’ Deficit:
Preferred stock—$.01 par value 4,000,000 shares authorized; no shares issued	—	—
Common stock—$.01 par value 150,000,000 shares authorized; 73,871,000 shares issued and outstanding at March 31, 2013 and 73,083,000 shares issued and outstanding at December 31, 2012	739	731
Additional paid-in-capital	398,282	397,191
Accumulated deficit	(560,361)	(535,915)
Accumulated other comprehensive loss	(645)	(304)

Total stockholders’ deficit	(161,985)	(138,297)

Total liabilities and stockholders’ deficit	$90,058	$119,206

SAVIENT PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Product sales, net	$4,692	$3,534
Cost and expenses:
Cost of goods sold	3,550	1,720
Research and development	6,134	7,246
Selling, general and administrative	15,156	24,252

	24,840	33,218

Operating loss	(20,148)	(29,684)
Investment income, net	33	43
Interest expense on debt	(7,079)	(4,557)
Other income, net	506	—

Loss before income taxes	(26,688)	(34,198)
Income tax benefit	2,242	—

Net loss	$(24,446)	$(34,198)

Loss per common share:
Basic and diluted	$(0.34)	$(0.49)

Weighted-average number of common and common equivalent shares:
Basic and diluted	71,667	70,470

CONTACT:

Savient Pharmaceuticals, Inc.	Burns McClellan
John P. Hamill	Caitlyn Murphy
Senior Vice President and Chief Financial Officer	cmurphy@burnsmc.com
information@savient.com	(212) 213-0006
(732) 418-9300